Exhibit 99.1

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DEPOSIT AGREEMENT

Dated this 6th day of April, 2022,

BY AND BETWEEN

OF THE ONE PART,

Either of IBERDROLA, S.A., or IBERDROLA FINANCIACION, S.A.U. (the “Depositor”), both Sociedades An6nimas organized under the laws of the Kingdom of Spain.

AND, OF THE OTHER PART,

AVANGRID, INC. (the “Depositary”), a New York Corporation.

Each represented by the undersigned officers who are duly authorized to execute this DEPOSIT AGREEMENT.

TERMS AND CONDITIONS

1.	SUBJECT-MATTER OF THE AGREEMENT

Each Depositor expects, from time to time, to make deposits to and withdrawals from the Depositary in US Dollars (the “Deposit”).

The Depositary agrees to accept such deposits and to honor all valid withdrawal requests of funds from time to time until the termination of this Agreement and to formalise, in its accounting, a Deposit Account for entering debit and credit balances in favour of and against the Depositor .

According to this agreement the Depositor an the Depositary may from time to time agree the amounts and term the deposits, (that should be in any case between one (1) day and twelve (12) months) that will be regulated by this agreement by means of the signature of a written confirmation indicating the amount and the term of each Deposit. The terms and conditions of this agreements will apply to each Deposit.

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2.	DRAWINGS

The Depositary will receive the funds according to the following instructions:

Bank Routing Number:

SWIFT Code:

General Bank Reference Address:

Account Number:

Account Name:

The Depositor will receive the funds by wire transfer to the USD bank account to be determined at the time of execution of each Deposit.

3.	DURATION

Either Party may terminate the Agreement by giving 5 business days’ notice to the other Party. At the termination date, all balances on deposit, including accrued interest shall be returned to Depositor.

4.	EVENTS OF EARLY MATURITY

Without prejudice to clause 3, the Depositary may by one (1) day prior written notice to the Depositor terminate this agreement and return to the Depositor all amounts deposited under this agreement with the interest due until such date if the Depositor is subject to judicial administration, or is subject to seizure or intervention, or it submits a request for bankruptcy, or a third party’s request for a declaration of bankruptcy by the Depositor is admitted, or any other similar action with similar effect is taken.

Without prejudice to clause 3, the Depositor may by one (1) day prior written notice to the Depositary terminate this agreement and request to the Depositary the return or all amounts deposited under this agreement with the interest due until such date if any of the following events occur:

(1)

If the Depositary is subject to judicial administration, or is subject to seizure or intervention, or it submits a request for bankruptcy, or a third party’s request for a declaration of bankruptcy by the Depositary is admitted, or any other similar action with similar effect is taken

(2)

If there is a Change of Control, unless authorised by the Depositor. For the purposes of this Agreement, “Change of Control” means that Iberdrola, S.A. holds lees than fifty percent (50%) of the voting rights either directly or indirectly in the Depositary.

(3)	The performance by the Depositary of any merger, spin-off or transformation operation without the consent of lbedrola, S.A.

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5.	INTEREST

During the term of effect of this Agreement the daily balance on the account will accrue interest at a rate agreed by the Parties, computed on the basis of a 360-day year for the actual number of days elapsed. Interest accrued will be credited to the account on the first business day of each month, except that if either party has served notice of its intent to terminate the agreement, interest will be credited through the termination date and returned to Depositor pursuant to Section 3 above.

6.	APPLICABLE LAW AND JURISDICTION

This Agreement is subject to New York law. The contracting parties waive their own forums and expressly submit to the jurisdiction of the courts of the State of New York.

In witness whereof, the parties execute this Agreement in two counterparts on the date first above written.

DEPOSITARY

AVANGRID, INC.

/s/ Howard Coon	/s/ Scott Tremble
Mr. Howard Coon	Scott Tremble
VP & Treasurer	SVP & Controller

DEPOSITOR

IBERDROLA, S.A.

/s/ María de la Fuente Lecanda	/s/ Jose Angel Omaechevarria Legarra
María de la Fuente Lecanda	Mr. Jose Angel Omaechevarria Legarra

IBERDROLA FINANCIACIÓN, S.A.U.

/s/ Iñigo Ormaechea Merino	/s/ Javier Pastor Zuazaga
Mr. Iñigo Ormaechea Merino	Mr. Javier Pastor Zuazaga